Exhibit 99.1

For More Information, Contact:
Elaine Maynard	Randy Wambold
Phase Forward	CHEN PR, Inc.
781-902-4371	781-672-3119
elaine.maynard@phaseforward.com	rwambold@chenpr.com

PHASE FORWARD POSITIONS FOR GROWTH WITH LEASE FOR NEW GREEN
HEADQUARTERS

Phase Forward Executes Lease with Boston Properties for 77 CityPoint to Accommodate Projected Growth of
More Than 350 Employees

Waltham, Mass.—February 19, 2008—Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced that it has executed a lease to relocate the firm’s headquarters to 77 CityPoint in Waltham, Mass. The building is the first speculative green building in the Boston suburbs to be awarded the Leadership in Energy and Environmental Design (LEED) Silver Precertification by the U.S. Green Building Council (USGBC), the nation’s leading evaluator for green buildings. 77 CityPoint is the first phase of Boston Properties’ ambitious $500 million planned urban center currently under construction in Waltham at Exit 27 on Interstate 95.

Phase Forward plans to move from its current location at 880 Winter Street in Waltham to 77 CityPoint in the fourth quarter of 2008. At the new location, the company will lease more than 165,000 square feet, representing the remaining space in the state-of-the-art project.

Since moving to its current headquarters in late 2003, Phase Forward’s revenues have more than doubled and its worldwide employee base has grown by more than 45 percent. This success, coupled with anticipated future employee growth, has driven Phase Forward’s requirement for more office space. At the end of 2007, Phase Forward employees in the state numbered 313. The new location will be able to house up to approximately 350 additional employees as Phase Forward continues to grow its local employee base over the next four to five years.

“Phase Forward is an important success story in the local life sciences market,” said Patrick Cloney, executive director, Massachusetts Office of Business Development. “We congratulate Phase Forward on the new headquarters and welcome the expected job creation in this critical sector. The pending life sciences initiative will make it even more appealing for Phase Forward and innovative firms like it to do business in Massachusetts.”

“Our high-caliber workforce has been key to our strong growth, so remaining in the Waltham area was a critical factor in recruiting and retaining employees and minimizing commute times,” said Bob Weiler, president and CEO, Phase Forward. “In addition, employees have given us very positive feedback about our choice to move into an LEED certified green building. We are also excited about what Boston Properties has planned for the rest of CityPoint.”

Douglas Linde, president of Boston Properties, indicated, “Phase Forward made it very clear from our first meeting that providing their associates with a healthy, vibrant and exciting work environment was critical to their company’s continued success.”

David Provost, senior vice president-Leasing for Boston Properties added, “We continue to see successful growth companies like Phase Forward utilizing real estate as a strategic tool in recruiting top talent and growing their company.”

Phase Forward was represented in this transaction by the real estate team of DTZ FHO Partners and the legal representation of Goodwin Procter LLP.

About LEED Standards

LEED standards include items in the following categories: sustainable sites, water efficiency, energy and atmosphere, materials and resource, and indoor environmental quality. Highlights of 77 CityPoint’s sustainable design include a 30 percent reduction in water usage compared to conventional standards, a waste management plan that incorporates recycling 90 percent of the project’s construction waste, and direct lines of site to the perimeter windows from 95 percent of the occupied space. These features not only conserve resources but also increase indoor air quality and contribute to improved employee health and productivity.

About DTZ FHO Partners

DTZ FHO Partners is a commercial real estate firm offering a full range of brokerage, consulting, strategic planning, research, lease administration, marketing, lease auditing, lease portfolio and transaction management services for corporate and institutional clients alike. The senior partners of the firm have worked together for over 20 years providing customized advisory consulting and brokerage services to an extensive range of corporate and institutional clients, both locally and on a national and international basis. The experienced professionals that make up DTZ FHO Partners have addressed the real estate needs of many industries including life sciences, high-tech, and financial services as well as law, consulting, accounting and other professional firms, assisting clients to develop and implement customized real estate solutions that enhance their overall business strategies. More information about DTZ FHO Partners can be found at http://www.fhopartners.com.

About Boston Properties

Boston Properties develops, owns and manages trophy class commercial properties in five select U.S. markets. The Boston, Massachusetts based REIT’s portfolio includes San Francisco’s Embarcadero Center, Virginia’s Freedom Square at Reston Town Center, Boston’s Prudential Center, New York City’s Citigroup Center and Princeton’s Carnegie Center. To learn more about Boston Properties (NYSE:BXP), visit the company’s web site at www.bostonproperties.com.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), phase I clinic automation (LabPas™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 260 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, the plans, future operations and future financial performance of Phase Forward, Phase Forward’s ability to attract and retain its employees, and the growth of Phase Forward’s operations and employee base. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, factors that may affect Phase Forward’s future performance, such as a lack of market acceptance of new and existing technologies of the type offered by Phase Forward, changes in customers’ opinions of and experiences with these technologies and services, the ability of Phase Forward to convince current and potential customers to order its new technologies and services, changes in industry and regulatory standards, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

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